UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 15, 2003

COMPASS KNOWLEDGE HOLDINGS, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

NEVADA	0-29615	87-0471549
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NUMBER)	(IRS EMPLOYER IDENTIFICATION NUMBER)

2710 REW CIRCLE, SUITE 100

OCOEE, FLORIDA 34761

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES INCLUDING ZIP CODE)

(407) 573-2000

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

(407) 656-7585

(REGISTRANT’S FACSIMILE NUMBER, INCLUDING AREA CODE)

WWW.COMPASSKNOWLEDGE.COM

(REGISTRANT’S WEBSITE ADDRESS)

ITEM 5 OTHER EVENTS.

By virtue of a Termination and Settlement Agreement entered into on May 15, 2003, the Registrant and its Executive Vice President and Chief Operating Officer, Richard M. Flaherty, have mutually agreed to a termination of Mr. Flaherty’s employment with the Registrant.

Attached as Exhibits 10.10 and 99.1, are copies of the Termination Agreement and press release, respectively, that describes the nature and terms of Mr. Flaherty’s termination.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a) Exhibit

Exhibit Number	Descriptions

10.10	Termination Agreement

99.1	Press Release dated May 15, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

COMPASS KNOWLEDGE HOLDINGS, INC.

Date: MAY 15, 2003	By:	/s/ ROGERS W. KIRVEN, JR.
Chief Executive Officer and Director

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